Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Datavault AI Inc. of our report dated March 18, 2026, relating to the consolidated financial statements, which appears in Datavault AI Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Irvine, California

March 20, 2026